Exhibit D-2

[The Export-Import Bank of Korea Letterhead]

POWER OF ATTORNEY

The undersigned, the duly appointed Director General of The Export-Import Bank of Korea (“KEXIM”), hereby constitutes and appoints each of Hee-won Ko, Director of the Treasury Group, Eun-Mi (Amy) Cho, Director of the Treasury Group, Jin Yi, Chief Representative of the New York Representative Office, Seyoung Kim, Senior Representative of the New York Representative Office, and any other person acting in such capacity (including any successor) with full power of substitution as an agent and attorney-in-fact of the undersigned Director General of KEXIM with full power in each of them acting alone to take the following actions on behalf of KEXIM and the undersigned Director General:

1. To sign a registration statement (the “Registration Statement”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities consisting of debentures, notes and/or other evidence of indebtedness (the “Debt Securities”) with or without warrants (the “Warrants”) to purchase the Debt Securities to be issued from time to time by KEXIM and the guarantees of the Debt Securities to be issued from time to time by The Republic of Korea (the “Guarantees”) and one or more amendments to the Registration Statement (including, without limitation, pre-effective or post-effective amendments thereto and amendments or supplements to the prospectus contained therein), and any registration statement or amendment filed pursuant to Rule 462(b) under the Securities Act and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Debt Securities, Warrants and Guarantees under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States of America and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions; and

3. To sign such other documents (including, without limitation, one or more Underwriting Agreements, Distribution Agreements, Fiscal Agency Agreements, Warrant Agreements, documents related to the listing of any Debt Securities on a stock exchange, Paying Agency Agreements and Appointments of Process Agents relating to the Debt Securities or Warrants), to take such other actions and to do such other things as said agents and attorneys-in-fact or any of them, may deem necessary or appropriate, from time to time, in connection with the foregoing and in connection with the issuance and sale, from time to time, by KEXIM of the Debt Securities or Warrants.

The undersigned has executed this power of attorney on June 27, 2024.

By:	/s/ Bumsuk Cha
Bumsuk Cha
Director General
The Export-Import Bank of Korea